Draft of May 14, 1997
            As filed with the Securities and Exchange Commission on May 16, 1997
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             KATZ MEDIA GROUP, INC.
               (Exact Name of issuer as specified in its charter)

         Delaware                                             13-3779269
(State of Other Jurisdiction of                            (I.R.S. Employer
 incorporation or Organization)                           Identification No.)


                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-6000
                    (Address of principal executive offices)
                                 --------------

                             KATZ MEDIA GROUP, INC.
                           1997 RESTRICTED STOCK PLAN
                            (Full title of the plan)
                                 --------------

                                Richard E. Vendig
                     Senior Vice President, Chief Financial
                       & Administrative Officer, Treasurer
                             Katz Media Group, Inc.
                              125 West 55th Street
                            New York, New York 10019

                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (212) 424-6000


                                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                Proposed             Proposed
                                                Maximum               Maximum             Amount of
  Title of Shares        Amount to be        Offering Price          Aggregate          Registration
 to be Registered         Registered          Per Share(1)       Offering Price(1)           Fee

----------------------------------------------------------------------------------------------------------
Common Stock
(par value $.01          600,000 shares      $6.19               $3,714,000             $1,125
per
Share)..........
==========================================================================================================

(1)            Estimated  solely for the purpose of calculating the  registration  fee pursuant to Rule 457 of the  Securities  Act of 1933,  using the  average  of the high and low prices  reported  on the
               American Stock Exchange on May 14, 1997.



                                                       1

                                     PART I

Item 1.        PLAN INFORMATION.

               Not included pursuant to Form S-8 instructions.

Item 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               Not included pursuant to Form S-8 instructions.


                                     PART II

Item 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               Katz Media Group, Inc. (the "Company") hereby incorporates herein by reference the following documents:

               (1) The Company's annual report on Form 10-K for the year ended December 31, 1996;

               (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1996, including the Company's Form 10-Q for the period ended March 31, 1997; and

               (3) The description of the Company's Common Stock contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on March 30, 1995, Registration No. 33-87406, including amendments thereto and any report filed for the purpose of updating such description (the "1995 Registration Statement").

               In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law (the "DGCL") and Article SEVENTH of the Company's Certificate of Incorporation provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Article SEVENTH provides that unless otherwise determined by the Board of Directors of the Company, the Company shall indemnify, to the full extent permitted by the laws of Delaware as from time to time in effect, the persons described in
Section 145 of the DGCL.

               The general effect of the provisions in the Company's Certificate of Incorporation and the DGCL is to provide that the Company shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer is ajudged liable for improper performance of his duty to the Company or another enterprise for which such person served in a similar capacity at the request of the Company, indemnification is limited by such provisions to that amount which is permitted by the court.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

Item 8.        EXHIBITS.

Exhibit No.                                 Exhibit
-----------                                 -------

     3(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 of the 1995 Registration Statement)

     3(b) By-Laws of the Company (incorporated by reference to Exhibit 3.6 to the 1995 Registration Statement)

     4(a)                1997 Restricted Stock Plan

     23(a)               Consent   of   Price   Waterhouse   LLP,    independent
                         accountants

     24 Power of Attorney (included on signature page of this Form S-8)

Item 9.        UNDERTAKINGS.


               (a)  The undersigned hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933 (the "Securities Act");

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------   -------

information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this day of May 16, 1997.

                                        KATZ MEDIA GROUP, INC.



                                        /S/ RICHARD E. VENDIG
                                        --------------------------------------
                                        By:  Richard E. Vendig
                                        Senior Vice President
                                        Chief Financial & Administrative
                                        Officer, Treasurer


                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of Katz Media Group, Inc. hereby severally constitutes and appoints Richard E. Vendig, Thomas F. Olson and David M. Wittels, and each of them severally, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.


     NAME                           TITLE                              DATE
     ----                           -----                              ----



/S/ THOMAS F. OLSON           President, Chief Executive          May 16, 1997
-------------------------     Officer and Director
     Thomas F. Olson


/S/ JAMES E. BELOYIANIS       Vice President, Secretary           May 16, 1997
-------------------------     and Director
   James E. Beloyianis


/S/ RICHARD E. VENDIG         Senior Vice President,              May 16, 1997
-------------------------     Chief Financial &
   Richard E. Vendig          Administrative Officer,
                              Treasurer (Principal Financial
                              and Accounting Officer)

/S/ STUART O. OLDS            Vice President, Assistant          May 16, 1997
-------------------------     Secretary and Director
     Stuart O. Olds

/S/ THOMPSON DEAN
-------------------------     Chairman of the Board of           May 16, 1997
     Thompson Dean            Directors

/S/ MICHAEL CONNELLY
-------------------------     Director                           May 16, 1997
    Michael Connelly

/S/ THOMAS J. BARRY
-------------------------     Director                           May 16, 1997
     Thomas J. Barry

/S/ STEVEN J. GILBERT
-------------------------     Director                           May 16, 1997
    Steven J. Gilbert

/S/ BOB MARBUT
-------------------------     Director                           May 16, 1997
        Bob Marbut

/S/ DAVID M. WITTELS
-------------------------     Director                           May 16, 1997
    David M. Wittels

                                INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.                                 Exhibit
-----------                                 -------

     3(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 of the 1995 Registration Statement)

     3(b) By-Laws of the Company (incorporated by reference to Exhibit 3.6 to the 1995 Registration Statement)

     4(a)                1997 Restricted Stock Plan

     23(a)               Consent   of   Price   Waterhouse   LLP,    independent
                         accountants

     24 Power of Attorney (included on signature page of this document)